Pursuant to Rule 483(d)(2) under the Securities Act of 1933, the following form of Sub-Advisory Agreement is being filed. This form of Agreement will be the basis for Sub-Advisory Agreements among the Registrant, Litman/Gregory Fund Advisors, LLC and the following sub-advisers:


         Davis  Selected  Advisers,  L.P.,  124 East Marcy Street,  Sante Fe, NM
              87501
         Southeastern Asset Management,  Inc., 6075 Poplar Avenue,  Memphis,  TN
              38119
         Jennison  Associates  Capital Corp., 466 Lexington Avenue, New York, NY
              10017
         Freiss and Associates, 3711 Kenett Pike, Greenville, DE 19807
         Strong Capital Management,  Inc., 100 Heritage Reserve,  Milwaukee,  WI
              53201
         Societe  Generale Asset  Management,  1221 Avenue of the Americas,  New
              York, NY 10020

                           MASTERS SELECT EQUITY FUND

                         MASTERS SELECT INVESTMENT TRUST

                         INVESTMENT MANAGEMENT AGREEMENT
                         -------------------------------


                  THIS INVESTMENT MANAGEMENT AGREEMENT is made as of the ___ day of ___________, 199__, by and between LITMAN/GREGORY FUND ADVISORS, LLC (hereinafter called the "Advisor") and [INVESTMENT MANAGER] (hereinafter called "Manager").


                                   WITNESSETH:

                  WHEREAS, the Advisor has been retained as the investment adviser to Masters Select Equity Fund (the "Fund"), a series of Masters Select Investment Trust (the "Trust"), an open-end management investment company, registered as such under the Investment Company Act of 1940 (the "Investment Company Act"); and

                  WHEREAS, the Advisor has been authorized by the Trust to retain one of more investment advisers (each an "investment manager") to serve as portfolio managers for a specified portion of the Fund's assets (the "Allocated Portion"); and

                  WHEREAS, Manager is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and is engaged in the business of supplying investment management services as an independent contractor; and

                  WHEREAS, the Fund and the Advisor desire to retain Manager as an investment manager to render portfolio advice and services to the Fund pursuant to the terms and provisions of this Agreement, and Manager desires to furnish said advice and services; and

                  WHEREAS, the Trust and the Fund are third party beneficiaries of such arrangements;

                  NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties to this Agreement, which shall include the Trust and the Fund for purposes of the indemnification provisions of Section 11 hereto, intending to be legally bound hereby, mutually agree as follows:

                  1.       Appointment of Manager.

                           (a) The Advisor hereby employs  Manager,  and Manager
hereby accepts such employment, to render investment advice and related services with respect to an Allocated Portion of the assets of the Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Advisor and the Trust's Board of Trustees.

                           (b) Manager's employment shall be solely with respect
to an Allocated Portion of the Fund's assets, such Allocated Portion to be specified by the Advisor and subject to periodic increases or decreases at the Advisor's discretion.

                  2.       Duties of Manager.

                           (a)  General  Duties.  Manager  shall  act  as one of
several investment managers to the Fund and shall invest Manager's Allocated Portion of the assets of the Fund in accordance with the investment objectives, policies and restrictions of the Fund as set forth in the Fund's and Trust's governing documents, including, without limitation, the Trust's Agreement and Declaration of Trust and By-Laws; the Fund's prospectus, statement of additional information and undertakings; and such other limitations, policies and procedures as the Advisor or the Trustees of the Trust may impose from time to time in writing to Manager. In providing such services, Manager shall at all times adhere to the provisions and restrictions contained in the federal securities laws, applicable state securities laws, the Internal Revenue Code, and other applicable law.

                  Without limiting the generality of the foregoing, Manager shall: (i) furnish the Fund with advice and recommendations with respect to the investment of the Manager's Allocated Portion of the Fund's assets, (ii) effect the purchase and sale of portfolio securities for Manager's Portfolio Allocation; (iii) manage and oversee the investments of the Manager's Portfolio Allocation, subject to the ultimate supervision and direction of the Trust's Board of Trustees; (iv) vote proxies, file required ownership reports, and take other actions with respect to the securities in Manager's Portfolio Allocation;
(v) maintain the books and records required to be maintained with respect to the securities in Manager's Portfolio Allocation; (vi) furnish reports, statements and other data on securities, economic conditions and other matters related to the investment of the Fund's assets which the Advisor, Trustees or the officers of the Trust may reasonably request; and (vi) render to the Trust's Board of Trustees such periodic and special reports with respect to Manager's Portfolio Allocation as the Board may reasonably request.

                           (b)  Brokerage.  With respect to Manager's  Allocated
Portion, Manager shall be responsible for broker-dealer selection and for negotiation of brokerage commission rates, provided that Manager shall not direct orders to an affiliated person of the Manager [or any other investment manager] without general prior authorization to use such affiliated broker or dealer by the Trust's Board of Trustees. Manager's primary consideration in effecting a securities transaction will be execution at the most favorable price. In selecting a broker-dealer to execute each particular transaction, Manager may take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. The price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

                  Subject to such policies as the Advisor and the Board of Trustees of the Trust may determine, Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides (directly or indirectly) brokerage or research services to the Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Manager's or Advisor's overall responsibilities with respect to the Fund. Manager is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers or dealers who also provide research or statistical material, or other services, to the Trust, the Advisor, or any affiliate of either. Such allocation shall be in such amounts and proportions as Manager shall determine, and Manager shall report on such allocations regularly to the Advisor and the Trust, indicating the broker-dealers to whom such allocations have been made and the basis therefor. Manager is also authorized to consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions, subject to the requirements of best execution, i.e., that such brokers or dealers are able to execute the order promptly and at the best obtainable securities price.

                  On occasions when Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of Manager, Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

                  3.       Representations of Manager.

                           (a) Manager  shall use its best  judgment and efforts
in rendering the advice and services to the Funds as contemplated by this Agreement.

                           (b)  Manager   shall   maintain   all   licenses  and
registrations necessary to perform its duties hereunder in good order.

                           (c) Manager shall conduct its operations at all times
in conformance with the Advisers Act, the Investment Company Act, and any other applicable state and/or self-regulatory organization regulations.

                           (d)  Manager  shall  maintain  errors  and  omissions
insurance in an amount at least equal to $_____________, with a deductible not to exceed $___________, throughout the term of this Agreement.

                  4. Independent Contractor. Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust, the Fund, or the Advisor in any way, or in any way be deemed an agent for the Trust, the Fund or the Advisor. It is expressly understood and agreed that the services to be rendered by Manager to the Fund under the provisions of this Agreement are not to be deemed exclusive, and Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

                  5. Manager's Personnel. Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of Manager shall be deemed to include persons employed or retained by Manager to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as Manager, the Advisor or the Trust's Board of Trustees may desire and reasonably request.

                  6.       Expenses.

                           (a) Manager  shall be  responsible  for (i) providing
the personnel, office space and equipment reasonably necessary to fulfill its obligations under this Agreement, and (ii) the costs of any special meetings of the Fund's shareholders or the Trust's Board of Trustees convened for the primary benefit of Manager.

                           (b)  Manager  may  voluntarily  absorb  certain  Fund
expenses or waive some or all of Manager's own fee.

                           (c)  To  the  extent  Manager  incurs  any  costs  by
assuming expenses which are an obligation of the Advisor or the Fund, the Advisor or the Fund shall promptly reimburse the

Manager for such costs and expenses. To the extent Manager performs services for which the Fund or the Advisor is obligated to pay, Manager shall be entitled to reimbursement to the extent of Manager's actual costs for providing such services. In determining Manager's actual costs, Manager may take into account an allocated portion of the salaries and overhead of personnel performing such services.

                  7.       Investment Management Fee.

                           (a) The  Advisor  shall pay to  Manager,  and Manager
agrees to accept, as full compensation for all investment management and advisory services furnished or provided to the Fund pursuant to this Agreement, an annual management fee based on Manager's Allocated Portion, as such Allocated Portion may be adjusted from time to time. Such fee shall be equal to [ ]% of the average daily net assets of the Fund attributable to the Manager's Allocated Portion, computed on the value of such net assets as of the close of business each day.

                           (b) The  management  fee shall be paid by the Advisor
to Manager monthly in arrears on the tenth business day of each month.

                           (c) The  initial  fee under this  Agreement  shall be
payable on the tenth business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to Manager shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

                           (d) The fee payable to Manager  under this  Agreement
will be reduced to the extent of any receivable owed by Manager to the Advisor or the Fund.

                           (e) Manager voluntarily may reduce any portion of the
compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of the Advisor of the Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to Manager hereunder or to continue future payments. Any such reduction will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis.

                           (f) Manager  may agree not to require  payment of any
portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to Manager hereunder.

                  8. No Shorting; No Borrowing. Manager agrees that neither it nor any of its officers or employees shall take any short position in the shares of the Funds. This prohibition shall not prevent the purchase of such shares by any of the officers or employees of Manager or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the Investment Company Act. Manager agrees that neither it nor any of its officers or employees shall borrow from the Fund or pledge or use the Fund's assets in connection with any borrowing not directly for the Fund's benefit.

                  9. Conflicts with Trust's Governing Documents and Applicable Laws. Nothing herein contained shall be deemed to require the Trust or the Fund to take any action contrary to the Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and Funds. In this connection, Manager acknowledges that the Advisor and the Trust's Board of Trustees retain ultimate plenary authority over the Fund, including the Allocated Portion [Portfolio Allocation?], and may take any and all actions necessary and reasonable to protect the interests of shareholders.

                  10. Reports and Access. Manager agrees to supply such information to the Advisor and to permit such compliance inspections by the Advisor or the Fund as shall be reasonably necessary to permit the administrator to satisfy its obligations and respond to the reasonable requests of the Trustees.

                  11.      Standard of Care, Liability and Indemnification.

                           (a)  Manager  shall  exercise   reasonable  care  and
prudence in fulfilling its obligations under this Agreement.

                           (b) The  Advisor  shall have  responsibility  for the
accuracy and completeness (and liability for the lack thereof) of the statements in the Fund's offering materials (including the prospectus, the statement of additional information, advertising and sales materials) that pertain to Manager and the investment of Manager's Allocated Portion of the Fund. Manager shall have no responsibility or liability with respect to other disclosures.

                           (c) Manager  shall be liable to the Fund for any loss
(including brokerage charges) incurred by the Fund as a result of any investment made by Manager in violation of Section 2 hereof.

                           (d) In the absence of willful misfeasance, bad faith,
gross negligence, or reckless disregard of the obligations or duties hereunder on the part of Manager, Manager shall not be subject to liability to the Advisor, the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Funds.

                           (e)  Each  party  to this  Agreement,  including  the
Trust, shall indemnify and hold harmless the other party and the shareholders, directors, officers and employees of the other party (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

                           (f) No provision of this Agreement shall be construed
to protect any Trustee or officer of the Trust, or officer of the Advisor, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

                  12. Non-Exclusivity; Trading for Manager's Own Account. The Advisor's employment of Manager is not an exclusive arrangement. The Advisor anticipates that it will employ other individuals or entities to furnish it with the services provided for herein. Likewise, Manager may act as investment adviser for any other person, and shall not in any way be limited or restricted from buying, selling or trading any securities for its or their own accounts or the accounts of others for whom it or they may be acting, provided, however, that Manager expressly represents that it will undertake no activities which will adversely affect the performance of its obligations to the Fund under this Agreement; and provided further that the Advisor will adhere to a code of ethics governing employee trading and trading for proprietary accounts that conforms to the requirements of the Investment Company Act and the Advisers Act and has been approved by the Board of Trustees of the Trust.

                  13.      Term.

                           This Agreement shall become effective at the time the
Fund commences operations pursuant to an effective amendment to the Trust's Registration Statement under the Securities Act of 1933 and shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one (l) year so long as such continuation is approved for the Fund at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of each Fund and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval, and (iii) the Advisor. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the Investment Company Act.

                  14.      Termination; No Assignment.

                           (a) This  Agreement  may be terminated by the Advisor
or the Trust on behalf of the Fund at any time without payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Fund, upon sixty (60) days' written notice to the Advisor, and by the Advisor upon sixty (60) days' written notice to a Fund. In the event of a termination, Manager shall cooperate in the orderly transfer of the Fund's affairs and, at the request of the Board of Trustees, transfer any and all books and records of the Fund maintained by Manager on behalf of the Fund.

                           (b) This Agreement shall terminate  automatically  in
the event of any transfer or assignment thereof, as defined in the Investment Company Act.

                  15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

                  16. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act and the Advisers Act and any rules and regulations promulgated thereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.


LITMAN/GREGORY FUND                        [INVESTMENT MANAGER]
ADVISORS, LLC



By: ______________________________         By:______________________________
__________________________________         _________________________________
__________________________________         _________________________________



As a Third Party Beneficiary,

MASTERS SELECT INVESTMENT TRUST
on behalf of
MASTERS SELECT EQUITY FUND



By: _____________________________
_________________________________
_________________________________
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